EXHIBIT-99.1

FOR IMMEDIATE RELEASE:

TX HOLDINGS REPORTS RESULTS FOR FIRST QUARTER OF FISCAL 2016

•	Revenue for first quarter of fiscal 2016, increased 22%
•	Gross profit for first quarter of 2016 increased 103% when compared to 2015
•	Income from operations was $64,165 compared to loss from operations in same quarter of prior year
•	Net income was $30,632 compared to a net loss of $145,283 in 2015

ASHLAND, Kentucky – January 25, 2016 - TX Holdings, Inc. (OTC Markets PINK: TXHG), a supplier of mining and rail products to the U.S. coal mining industry, today announced financial results for its 2016 first fiscal quarter. During the 2016 first fiscal quarter, the company reported quarterly revenue of $782,265, a 22.1% increase when compared to the same quarter in the prior year. Net income for the first quarter of fiscal 2016 was $30,632, an increase of $175,915 when compared to a net loss of $145,283 for the prior year.

Mr. Shrewsbury, the company’s CEO and Chairman, stated that

“We are pleased with our quarterly results, especially since this is the first recent quarter in which we have reported net income. Considering the continued weakness in our industry, we have focused on expanding our customer base and introducing new product lines, while at the same time keeping our costs down and controlling our overhead. Based on the simple fact that our industry is an important and integral part of the U.S. economy, we are optimistic that our industry will recover and we are well positioned through our products pricing and quality and low cost structure to fully participate and remain profitable as we continue to grow our business.”

First Fiscal Quarter of 2016 - Financial Summary

Revenue for the three months ended December 31, 2015 was $782,265 as compared to $640,788 for the same period in the prior year, an increase of $141,477 or 22.1%.

Cost of goods sold was $543,846 as compared to cost of goods sold of $523,346 for the same quarter in the prior year, an increase of $20,500 or 3.9%.

Gross profit for the quarter ended December 31, 2015 increased as a percentage of revenue from 18.3% to 30.5% when compared to the same period the prior year.

Operating expenses for the three months ended December 31, 2015 were $174,254 as compared to $237,250 for the three months ended December 31, 2014, a decrease of $62,996 or 26.6%. Commission expense was $27,831 compared to $40,573 the same period in the prior year, a decrease of $12,742 or 31.4%. Other operating expenses decreased by $31,136 or 20.2% compared to the same period in the prior year.

Income from operations for the quarter ended December 31, 2015, was $64,165, when compared to a loss from operations of $119,808 in the same period in the prior year.

Net income was $30,632, compared to a net loss of $145,283, incurred in the first fiscal quarter of 2015.

At December 31, 2015, cash and cash equivalents were $2,000 compared to $61,564 at September 30, 2015. Net cash used in operating activities was $86,599 during the three months ended December 31, 2015. Net cash used in operating activities was $151,084 during the same three months period in the prior year. There was no cash flow from investing activities for the three months ended December 31, 2015, as compared to cash flow used in investing activities of $1,102 during the same period in the prior year. During the three months ended December 31, 2015, net cash provided by financing activities was $27,035 due to an increase of a stockholder’s advance by $33,000. Cash flow provided by financing activities was $160,349 during the same period in the prior year.

Accounts receivable were $460,803 as of December 31, 2015, as compared to $585,043 as of September 30, 2014, a decrease of 21.2%.

Inventory was $2,467,268 as of December 31, 2015 an increase of 11.0% as compared to September 30, 2015. In anticipation of the continued growth of its rail and mining supplies business, the company increased its inventory levels to meet anticipated higher sales demand.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) and other applicable law.  When used, the words "believe", "anticipate", "estimate", "project", "should", "expect," “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: reliance upon indebtedness furnished or guaranteed by our CEO; risks related to substantial indebtedness; our ability to implement our business strategy; our financial strategy; a downturn in economic environment; our failure to meet growth and productivity objectives; a failure of our innovation initiatives; risks from investing in growth opportunities; fluctuations in financial results and purchases; the impact of local legal, economic, political and health conditions; adverse effects from environmental matters and tax matters; ineffective internal controls; our use of accounting estimates; our ability to attract and retain key personnel and our reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; the impact of changes in market liquidity conditions and customer credit risk on receivables; our reliance on third party distribution channels; Securities and Exchange Commission regulations related to trading in “penny stocks;” the continued availability of certain financing provided by our CEO; and other risks, uncertainties and factors discussed in our Quarterly Reports on Form10-Q, our Annual Reports on Form 10-K, and in our other filings with the SEC or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  We assume no obligation to update or revise any forward-looking statement. Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks. Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward looking statements under the PSLRA may not be apply to us at certain times.

Contact:

William “Buck” Shrewsbury

Chairman and CEO

TX Holdings, Inc.

(606) 928-1131

TX HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2015 and September 30, 2015

	Unaudited
	December 31,	September 30,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$2,000	$61,564
Accounts receivable, net of allowance for doubtful accounts of $13,643 at December 31, 2015 and September 30, 2015	460,803	585,043
Inventory	2,467,268	2,223,037
Commission advances	58,996	48,338
Note receivable-current	10,000	10,000
Other current assets	28,604	27,674
Total current assets	3,027,671	2,955,656

Inventory, non-current	300,000	300,000
Property and equipment, net	64,126	66,575
Note receivable, less current portion	19,983	19,983
Other	500	500
Total Assets	$3,412,280	$3,342,714

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accrued liabilities	$698,175	$696,624
Accounts payable	956,924	946,576
Advances from officer	157,637	124,637
Bank-Line of Credit	–	712,449
Bank-Term Loan	706,484	–
Total current liabilities	2,519,220	2,480,286

Note payable to officer	2,000,000	2,000,000
Total Liabilities	4,519,220	4,480,286

Commitments and contingencies

Stockholders' deficit:
Preferred stock: no par value, 1,000,000 shares authorized no shares outstanding	–	–
Common stock: no par value, 250,000,000 shares authorized, 48,053,084 shares issued and outstanding at December 31, 2015 and September 30, 2015	9,293,810	9,293,810
Additional paid-in capital	4,321,329	4,321,329
Accumulated deficit	(14,722,079)	(14,752,711)
Total stockholders' deficit	(1,106,940)	(1,137,572)
Total Liabilities and Stockholders' Deficit	$3,412,280	$3,342,714

The accompanying notes are an integral part of the consolidated financial statements.

TX HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2015 and 2014

	(Unaudited)
	December 31,	December 31,
	2015	2014

Revenue	$782,265	$640,788

Cost of goods sold	(543,846)	(523,346)

Gross profit	238,419	117,442

Operating expenses, except items shown separately below	120,702	153,764
Commission expense	27,831	40,573
Professional fees	21,346	40,097
Bad debt expense	1,926	–
Depreciation expense	2,449	2,816
Total operating expenses	174,254	237,250

Income (loss) from operations	64,165	(119,808)

Other income and (expense):
Other income	–	6,173
Interest expense	(33,533)	(31,648)

Total other income and (expense), net	(33,533)	(25,475)

Income (loss) before provision for income taxes	30,632	(145,283)

Provision for income taxes	12,283	–
Utilization of net operating loss carry forward	(12,283)	–

Net income (loss)	$30,632	$(145,283)

Net earnings (loss) per common share
Basic and Diluted	$–	$–

Weighted average of common shares outstanding-
Basic and Diluted	48,053,084	48,053,084

The accompanying notes are an integral part of the consolidated financial statements.

TX HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended December 31, 2015 and 2014

	(Unaudited)
	December 31,	December 31,
	2015	2014
Cash flows used in operating activities:
Net income (loss)	$30,632	$(145,283)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	2,449	2,816
Bad debt expense	1,926
Changes in operating assets and liabilities:
Accounts receivable	122,314	5,024
Inventory	(244,231)	10,069
Commission advances	(10,658)	(14,524)
Other current assets	(930)	(4,531)
Accrued liabilities	(4,449)	(5,896)
Accounts payable	10,348	1,777
Other assets	–	(500)
Stockholder/officers advances for operations	6,000	–
Net cash used in operating activities	(86,599)	(151,048)

Cash flows used in investing activities:
Notes receivable	–	1,306
Purchase of equipment	–	(2,408)
Net cash used in investing activities	–	(1,102)

Cash flows provided by financing activities:
Payment on Term Loan	(4,892)	–
Proceeds from bank line of credit	–	171,049
Repayment of bank line of credit	(1,073)	–
Proceeds from stockholder/officer advances	33,000	3,300
Repayment of stockholder/officer advances	–	(14,000)
Net cash provided by financing activities	27,035	160,349

Increase/(decrease) in cash and cash equivalents	(59,564)	8,199
Cash and cash equivalents at beginning of period	61,564	72,784

Cash and cash equivalents at end of period	$2,000	$80,983

Supplemental Disclosure of Cash Flow Information

Cash paid during the year for interest	$33,533	$31,648

Suppemental Schedule of Non-Cash investing and Financing Activities

Payments of line of credit through issuance of note payable	$711,376	$–

The accompanying notes are an integral part of the consolidated financial statements.

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